SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2003

SAVE THE WORLD AIR, INC.

(Exact name of registrant as specified in charter)

Nevada	0-29185	52-2088326

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5125 Lankershim Boulevard, North Hollywood, California 91601

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 487-8000

29229 Canwood Street, Suite 206, Agoura Hills, California 91301

(Former name or former address, if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountant.
Item 5. Other Events.
SIGNATURES

                    Item 4. Changes in Registrant’s Certifying Accountant.
                    Item 5. Other Events

          SIGNATURES

Item 4. Changes in Registrant’s Certifying Accountant.

(a)	Dismissal of principal accountant.

Effective November 21, 2003, our principal independent accountant Good Swartz Brown & Berns LLP, of Los Angeles, California (GSBB) resigned as our principal independent accountant. GSBB decided to discontinue providing auditing services for publicly held companies and therefore did not register with the Public Company Accounting Oversight Board. Uncertainty regarding the interpretation of Sec. 102 of the Sarbanes-Oxley Act of 2002 has caused GSBB to conclude that it would be in the best interest of our company for GSBB to resign as auditors and for us to engage new auditors to complete the audits in process. Our board of directors accepted the resignation. The Board then approved the engagement of Weinberg and Company, P.A. of Los Angeles, California as our Company’s independent auditor.

We initially engaged Good Swartz Brown & Berns to serve as our principal independent accountant on April 10, 2002. During the last fiscal year prior to and preceding the resignation of Good Swartz Brown & Berns, LLP and any subsequent interim period preceding such resignation, there were no disagreements with Good Swartz Brown & Berns, LLP on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Good Swartz Brown & Berns, LLP would have caused them to make reference thereto in their report on our financial statements for the period.

The resignation of Good Swartz Brown & Berns was effective as of November 21, 2003, and was not due to any disagreement between us and Good Swartz Brown & Berns.

We have provided Good Swartz Brown & Berns, LLP with a copy of the disclosures contained in this Report and have requested that Good Swartz Brown & Berns, LLP furnish to us a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made in this Report. We will submit a copy of Good Swartz Brown & Berns, LLP letter to the SEC upon receipt of such report.

(b)	Engagement of new independent accountant.

Effective November 21, 2003, the Company engaged Weinberg & Company, P.A., Los Angeles, California, as its independent auditor.

Item 5. Other Events.

Change of Address.

We have recently moved our corporate headquarters to 5125 Lankershim Boulevard, North Hollywood, California 91601.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 26, 2003	SAVE THE WORLD AIR, INC.

	By:	/s/ Eugene E. Eichler

Eugene E. Eichler Chief Financial Officer